Sub-item 77D

The Massachusetts Investors Growth Stock Fund, a stand-alone fund, added disclosure regarding the engagement in active and frequent trading to achieve its principal investment strategies, as described in the prospectus contained in Post-Effective Amendment No. 67 to the Registration Statement (File Nos. 2-14677 and 811-859), as filed with the Securities and Exchange Commission via EDGAR on March 29,2000. Such description is incorporated herein by reference.